Form 3 Joint Filer Information

Name:    J.W. Beavers, Jr.

Address:   1601 Elm Street, Suite 3900
    Dallas, Texas 75201

Designated Filer:  William Herbert Hunt Trust Estate

Issuer & Ticker Symbol: Hornbeck Offshore Services, Inc. [HOS]

Date of Event
  Requiring Statement: 03/25/2004

Signature:   /s/ Timothy P. McCarthy poa for J.W. Beavers, Jr.